                                                                   Exhibit 10.25

                               PURCHASE AGREEMENT

                                     between

                               ANDREW CORPORATION

                                       and

                                 PATH TEL, INC.

                                                    Path Tel. Inc. - 16 May 1995

                               PURCHASE AGREEMENT
                                     between
                               ANDREW CORPORATION
                                       and
                                 PATH TEL, INC.

This Agreement is made this 1st day of July 1995, by and between Andrew Corporation, a Delaware corporation, with its offices located at 10500 West 153rd Street, Orland Park, Illinois 60462, hereinafter referred to as "Seller", and Path Tel, Inc., with its offices located at 6715 Kenilworth Avenue, Riverdale, Maryland 20737, hereinafter referred to as "Buyer".

Buyer is engaged in the business of providing turnkey negotiation and relocation services to operators ("Incumbents") of microwave facilities on certain radio frequency bands referred to as the "2 GHz Band". Seller is in the business of manufacturing and selling certain telecommunications products that Buyer would like to purchase on a "reseller type" basis. Buyer would issue Purchase Orders to Seller for products to be delivered to various Incumbent sites around the United States. These Purchase Orders would be governed by the terms and conditions contained in this Agreement. In addition, Seller agrees to sell certain telecommunications products to Incumbent's when these products (specially coded or otherwise readily identifiable) have been specifically recommended by Buyer. These purchases, while not a part of this Agreement, will be considered part of the Buyer's net volume of orders when determining the discount levels in this Agreement.

1.    DEFINITIONS

      A. Products. The "Products" to be purchased and sold pursuant to this Agreement are the HELIAX(R) cable, connectors, accessories, HELIAX(R) elliptical waveguide, Microwave Antennas, Pressurization Products, Towers and Shelters Products, identified in Andrew Catalog 36, or in such subsequent version of the Catalog as may be published during the term of this Agreement. All Seller's Products will be new and unused. No refurbished, reconditioned or reused Products will be provided without the prior written consent of Buyer. Seller reserves the right to add, delete or revise any Product offered herein upon sixty (60) days prior written notice to Buyer. Any purchase order for deleted or revised Products accepted by Seller during this 60 day notice period shall be completed in accordance with all order requirements, provided such order is scheduled to ship within 60 days after order placement.

      B. Preconfigured/Coded Products. In order to simplify Product design, order entry, and the aggregate order volume tracking of orders by Incumbents to determine Buyer discount levels, the parties shall jointly develop coding for standard products packaged in kits ("Kit") and preconfigured non-standard Products. Kits are packages of standard products that will encompass a complete antenna system including waveguide and accessories as listed in Exhibit A-3. Preconfigured nonstandard Products can be added to Exhibit A-3 as they are developed. Seller may offer Kits and these other jointly developed products only to Buyer and Incumbents.

      C. Ship to Address. The "Ship to Address" shall mean any location designated by Buyer for the delivery of Products in accordance with the terms and conditions in this Agreement.

      D.    Site. The "Site" shall mean Incumbent's installation site.

                                                    Path Tel, Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 2 of 10


2.    EXCLUSIVITY

      Buyer will exclusively recommend Seller's Products. Buyer will reengineer each Incumbent's microwave link with a replacement system utilizing the Seller's Products, unless another manufacturer's products are specified by the Incumbent.

3.    PRODUCT PRICING

      A. Standard Products. The purchase price of all standard Products sold under this Agreement are the prices set forth in the then-current Andrew U.S. and International Price List attached hereto as Exhibit A-1, less the applicable discount set forth in the Discount Schedule in Exhibit B except for VALULINE(R) Antennas which are shown at net prices in Exhibit A-2. The initial discount is based on a forecast of the total "Net Volume" of Product orders projected to be issued by Buyer plus Kits and other specially preconfigured or otherwise readily identifiable products ordered by Incumbents, and accepted and paid for during an average year during the first three years of this Agreement. "Net Volume" shall mean the total price of standard and non-standard Product orders, less freight charges, taxes and insurance costs, that Buyer purchases from Seller including any Kits and other specially preconfigured or otherwise readily identifiable Products that Incumbents purchase from Seller.

            The initial discount for the two option years of this Agreement will be based upon a projection of the average annual net volume of orders to be placed and paid for during these two years. This forecast shall be prepared six months prior to the commencement of this two year period.

            The three year and the two year forecasts shall be broken down into semi-annual periods. These forecasts shall be updated semi-annually in a separate letter signed by a corporate officer of Buyer and shall be reviewed with the Seller. In the event Seller makes a reasonable determination that projected volumes will not be achieved, Seller shall have the right, upon sixty (60) days written notice to Buyer, to adjust the Discount Schedule accordingly.

      B. Non-Standard Products. Prices for non-standard Products, including, but not limited to, towers and shelters, shall be quoted in writing by Seller, based on the Product specifications requested by Buyer. Quoted prices for such non-standard Products shall remain valid for a period of sixty (60) days after the quotation date, unless otherwise agreed to in writing by Seller.

      C. Preconfigured/Coded Products. Net prices for Kits shall be determined by the then current Andrew U.S. Price List for the specific standard products comprising the Kit less the applicable discount shown in Exhibit B. Standard and Non-standard products that are specially preconfigured shall be coded, described and priced at net as set forth in Exhibit A-3. Seller reserves the right to offer these Products at the net prices in Exhibit A-3 only to Incumbents which agree to mutually acceptable terms and conditions within a reasonable period of time.

      D. Product Support. Seller will provide the following product support to assist Buyer in familiarizing Incumbents in use of Seller's Products when appropriate:

                                                    Path Tel, Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 3 of 10


            1.    Telephone support from the Seller's Technical Services
                  Departments.

            2.    Seller's literature, publications and catalogs.

      E. Price List. Seller agrees to notify Buyer in writing of any change, modification or revision to the Price List at least sixty (60) days prior to the effective date of the price change. Buyer orders accepted by Seller during this 60 day notice period shall be exempt from the price change, provided such orders are scheduled to ship no later than 90 days after the effective date of the price change.

      F. Taxes. Product prices do not include sales, use, privilege, excise or any other tax, duty, tariff or assessment that may arise from the sale of the Products pursuant to this Agreement. In the event Seller becomes liable to pay or bear the burden of any such tax, the amount shall be added to the purchase price of the Products and shall be paid for by Buyer. All applicable taxes charged to Buyer shall be listed as a separate line item on Seller's invoice. A request for sales tax exemption must be accompanied by a tax exemption certificate prior to Product shipment.

4.    INVOICING AND PAYMENT TERMS

      A. Invoicing. Seller shall invoice Buyer for Products upon shipment. Seller agrees that all invoices shall be submitted in duplicate to the address designated by Buyer on its purchase order. Each invoice shall include: (i) Buyer's purchase order number; (ii) Seller's invoice number; (iii) the quantity and price of Products shipped;
            (iv) applicable sales or other tax; (v) applicable freight charges; and (vi) the total invoice cost.

      B. Net Payment Terms. Payment for Products purchased under this Agreement shall be due within thirty (30) days after date of Seller's invoice. If Seller deems necessary in its sole discretion, Seller may require a reasonable down payment concurrent with the issuance of Buyer's Purchase Orders.

      C. Credit Limit. Seller reserves the right in its sole discretion to establish a credit limit based on financial information provided by Buyer, as well as other information. This credit limit will place a ceiling on the amount of the Seller's outstanding order backlog with Buyer and the amount of payments due from Buyer. In such event, Seller shall notify Buyer in writing of the amount of the credit limit. Credit limits may be changed from time to time to reflect changes in Buyer's financial status.

      D. Late Payment Fees. Undisputed invoices that are more than 30 days past due shall be assessed a service charge of 1.5% per month or the maximum legal rate permitted by Illinois law, whichever is lower. Seller reserves the right to reject Buyer's purchase orders or to withhold shipment of Products if Buyer's account is in arrears, and Buyer fails to issue payment to bring its account current and/or in compliance with its credit limits within five (5) days after Seller's written request for payment. Buyer acknowledges that Seller retains full security interest in all Products until Buyer renders payment in full, and upon request, agrees to execute any documents necessary to perfect Seller's security interest.

                                                    Path Tel, Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 4 of 10


5.    FORECAST OF TOTAL PCS/PCN MARKET

      Within sixty (60) days after the execution of this Agreement, Buyer agrees to provide Seller forecasts which shall address an overall estimate of the number of PCS/PCN sites awarded in the total PCS/PCN market, the number of existing private microwave hops to be relocated and the new frequency, and the potential elliptical waveguide requirements including quantity and size.

6.    ORDER PROCEDURES

      A. Placement. Buyer shall issue a written purchase order referencing this Agreement for all Products purchased under this Agreement. Each order shall be signed by Buyer's authorized representative and shall contain the following information: (i) Buyer's billing address; (ii) the type and quantity of Products ordered; (iii) the requested delivery date by line item; (iv) Buyer's ship to address, and (v) any other information as may reasonably be requested by Seller. All orders shall be mailed, faxed, or electronically submitted to Seller at the address stated on page 1 of this Agreement, or to such other address as Seller may designate in writing to Buyer. Orders for non-standard Products shall also reference Seller's quotation number and be accompanied by the written Product specifications requested by Buyer.

      B. Acceptance. Seller shall notify Buyer in writing of its acceptance, rejection or proposed modification of an order within ten (10) days after Seller's receipt of the purchase order. In the event Seller fails to notify Buyer within this time period, the order shall be deemed to be accepted by Seller and shall be performed in accordance with the terms of this Agreement.

      C. Conditions of Sale. All orders for Products arising herefrom shall be governed by the terms and conditions set forth in this Agreement. No preprinted term or condition stated on any Buyer purchase order or solicitation shall be binding on Seller or become part of any order, unless expressly agreed to in writing by an authorized representative of Seller.

      D. Change Orders. When any change order causes an increase or decrease in the purchase order price or the time required for the performance of any obligation, Seller and Buyer shall negotiate as soon as possible an equitable adjustment in the purchase order price and/or delivery schedule. Buyer change orders shall be in writing and signed by its authorized representative.

7.    CANCELLATION OF ORDERS

      Buyer may cancel orders for standard Products without penalty, provided Buyer notifies Seller not less than thirty (30) days prior to the scheduled delivery date. Orders for standard Products canceled by Buyer within 30 days of the scheduled delivery date shall be subject to a 20% cancellation charge. Orders for non-standard Products may be canceled at any time prior to shipment upon written notice to Seller. Buyer and Seller agree to promptly negotiate a reasonable cancellation charge for any non-standard Product order canceled by Buyer. The cancellation charge shall reimburse Seller for all actual costs incurred by Seller on the order prior to receipt of the cancellation notice, plus a reasonable

                                                    Path Tel, Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 5 of 10


      profit. All cancellation charges shall be promptly negotiated and paid by Buyer within sixty (60) days after the effective cancellation date.

8.    SHIPMENT AND DELIVERY

      A. Shipping Terms. All Products purchased under this Agreement shall be packed, packaged and crated in accordance with Seller's standard commercial practices. Products shall be shipped F.O.B. Seller's plant, Freight Prepaid and Billed. All transportation charges shall be billed to Buyer at actual cost and shall be listed as a separate line item on Seller's invoice. Buyer agrees to pay all such transportation costs. Title to and risk of loss of the Products sold to Buyer under Buyer's purchase order shall pass to Buyer upon delivery of the Products to the common carrier at Seller's plant. (Title to and risk of loss of products, including Kits, sold to Incumbents and Clients under their purchase orders shall pass to them as stated in the Seller's contract with such Incumbents or Clients.) Adequate access to the Ship to Address and proper facilities for offloading, staging, moving and handling of items shall be the responsibility of the Buyer.

      B. Delivery Dates. Buyer will endeavor to minimize the different types of Antennas used. This will allow Andrew to produce larger volumes of similar antennas that will enhance their availability and delivery dates. Seller shall make every reasonable effort to comply with the delivery dates specified in Buyer's purchase orders.

      C. Buyer Delayed Shipments. Any request by Buyer to delay shipment of a completed order for more than thirty (30) days shall result in the assessment of a storage charge of 1.5% of the invoice price per month. In addition, on the 31st day of a delayed shipment, title to the completed Products shall automatically pass to Buyer and Seller shall invoice Buyer in full for the completed order. Buyer agrees to pay the invoice in accordance with the payment terms set forth in
            Section 4 of this Agreement. Seller shall insure the Products against risk of loss until the Products are delivered to the Ship to Address.

9.    FORCE MAJEURE

      Seller shall not be liable for any delivery delays due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of the public enemy, fires, floods, acts of any government, strikes, embargoes, acts of Buyer, its employees or agents, unusually severe weather conditions, inability to obtain raw products used in the Products or any other condition beyond the control and without the fault of Seller. In the event of any such contingency, Seller shall be given a reasonable period of time in which to complete the performance of its obligations. If such contingency continues in effect for a period in excess of ninety (90) days, either party may cancel the purchase order, or any undelivered portion thereof, without liability to the other party.

10.   FINAL ACCEPTANCE

      Buyer shall inspect the Products within thirty (30) days after delivery and shall notify Seller in writing of any nonconforming Products. Buyer's failure to notify Seller within this time period or its use of the Products shall constitute final acceptance of the Products and shall

                                                    Path Tel, Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel. Inc.
May 1995
Page 6 of 10


      waive all claims of non-conformity of the products, except such claims governed by the terms of the applicable Product Warranty set forth in Exhibit C herein.

      Any Product rejected by Buyer within the 30 day inspection period shall be returned to Seller at Seller's sole expense. Buyer agrees to obtain Seller's written Return Goods Authorization Number prior to returning any Product purchased under this Agreement. Seller shall replace the rejected Product in a prompt and reasonable time period and shall pay all transportation charges to ship the Product replacement to Buyer at the Site location.

11.   WARRANTY

      Seller warrants the Products to the Buyer and the Incumbent in accordance with the terms of the Andrew Limited Warranty applicable to that specific Product. Copies of the Limited Warranties governing specific Products are set forth herein in Exhibit C as follows:

      A. Seller warrants the structural integrity of its Shelter Products in accordance with the terms of the Andrew Ten Year Limited Concrete Shelter Warranty set forth in Exhibit C-1 herein.

      B. Seller warrants its Tower Products in accordance with the terms of the Andrew Limited Lifetime Tower Warranty set forth in Exhibit C-2 herein.

      C. Andrew warrants its Microwave Antenna Products in accordance with the terms of the Andrew Three Year Limited Microwave Antenna Warranty set forth in Exhibit C-3 herein.

      D. Andrew warrants all other Products provided under this Agreement in accordance with the terms of the Andrew Standard Warranty set forth herein in Exhibit C-4.

      E. Andrew agrees that all warranty repairs shall be performed within a reasonable time period at Andrew's plant or at such other location as may be mutually agreed upon by the parties.

      F. ANDREW PROVIDES NO PRODUCT WARRANTY OTHER THAN THOSE SET FORTH IN EXHIBIT C EXCEPT AS TO PATENT INFRINGEMENT. ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE, ARE EXPRESSLY EXCLUDED.

12.   PATENT INFRINGEMENT ASSURANCE

      Seller shall, at its own expense, settle or defend any claim, suit or action which may be brought against Buyer and/or the Incumbent for infringement of United States patents arising out of Buyer's or the Incumbent's use of Seller's Products. Seller shall pay any final judgement for damages and costs which may be awarded against Buyer and/or the lncumbent, provided that Buyer promptly notifies Seller of any such claim, suit or action and affords Seller complete control of the conduct of such settlement or defense. Buyer agrees to provide Seller with all available information regarding such claim, suit or action. Seller may, at its own expense, elect to procure for Buyer or the Incumbent the right to continue using the allegedly infringing Products, or replace it with non-infringing Product,

                                                    Path Tel. Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 7 of 10


      or modify it so that it becomes a non-infringing Product, or remove it and repay the purchase price applicable thereto, as well as transportation costs. This paragraph shall not apply to any infringement arising out of any feature incorporated into the Product at the request of Buyer or from the use of the Product for purposes other than as advertised, sold or intended by Seller. In no event shall Seller's total liability to Buyer and / or Incumbent under the provisions of this article exceed the aggregate sum paid to Seller by Buyer for the allegedly infringing product. The foregoing states the entire warranty by Seller for patent infringement of the Product and any part of it.

13.   LIMITATION OF LIABILITY

      Neither Seller nor Buyer shall be liable to the other party, its agents, employees, subcontractors or customers, for any indirect, exemplary, incidental, special or consequential damages arising from any action for breach of contract, breach of warranty, or for any action based on the tortious acts or omissions of Seller or Buyer. The parties acknowledge that such lack of liability includes, but is not limited to, loss of actual or anticipated revenue or profits, loss of actual or anticipated value of any business, or damage to the business reputation or goodwill of Buyer or Seller. The protection provided to Seller by this Section 13 will be incorporated into any Product or Service Agreements between Buyer and Client/Incumbent.

14.   TERM

      This Agreement shall commence on the date designated on page 1 of this Agreement and shall remain in effect for a period of three (3) years from that date. Two one year option periods are hereby established and Buyer may exercise each option period by providing Seller with written notice at least thirty (30) days prior to the start of each option period.

15.   TERMINATION OF AGREEMENT

      A. Termination for Convenience. Seller or Buyer may terminate this Agreement for convenience at any time prior to the expiration date upon six (6) months prior written notice to the other party by registered or certified mail.

            The parties agree that any purchase order accepted by Seller prior to the effective termination date shall be completed by Seller and paid for by Buyer in accordance with the terms of this Agreement.

      B. Termination for Default. Notwithstanding the foregoing, Seller or Buyer may immediately terminate this Agreement for default if the other party:

            1) fails to cure a material breach of this Agreement within thirty (30) days after receipt of written notice describing such breach;

            2) undergoes a substantial change in management, ownership or controlling interest unless approved in writing by Seller in advance, which approval will not be unreasonably withheld; or

            3) becomes insolvent, files a petition in bankruptcy, is placed in control of a receiver or makes an assignment for the benefit of creditors.

                                                    Path Tel. Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 8 of 10


            4) expresses an intent not to pay Seller's invoices according to the terms of this Agreement.

            Upon termination of this Agreement for default, the non-breaching party shall have the right to pursue all rights and remedies available at law or in equity subject to the limitations in this Agreement. The prevailing party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in initiating any legal action or proceeding to enforce the provisions of this Agreement.

16.   CONFIDENTIAL INFORMATION

      All data or information provided by Seller to Buyer, or by buyer to Seller, which the disclosing party identifies as confidential or proprietary shall be conspicuously marked with a legend affixed to the front page of the document. Such confidential or proprietary information, including, but not limited to, technical data or pricing information, shall be used only in connection with the performance of obligations under this Agreement and shall not be revealed to any third party without the express written consent of the disclosing party. The receiving party shall protect such confidential or proprietary information in accordance with the terms of a non-disclosure agreement, if applicable, or in accordance with the safeguards used to protect its own confidential information. All copies of such information in written, graphic or other tangible form shall be returned to the disclosing party upon the expiration or termination of this Agreement.

17.   COMPLIANCE WITH LAW

      Seller and Buyer agree to fully comply with all applicable laws, ordinances, codes, rules and regulations governing the performance of any obligation under this Agreement. Each party shall indemnify and hold the other party harmless from any liability arising from its breach of this provision.

18.   CORRESPONDENCE

      All official notices required under this Agreement shall be deemed validly delivered when sent by registered or certified mail, postage prepaid, to the party's principal place of business stated on Page 1 herein, or to such other address as the party may designate in writing to the other. In the case of official notices sent by Buyer to Seller, a copy shall be forwarded to:

                  Andrew Corporation
                  10500 West 153rd Street
                  Orland Park, Illinois 60462
                  Attn: Director, Corporate Contracts

19.   ASSIGNMENT

      Neither Seller nor Buyer shall assign, delegate or otherwise transfer by operation of law this Agreement, or any obligation hereunder, in whole or in part, without the prior written consent of the other party, such consent not to be unreasonably withheld.

                                                    Path Tel. Inc. - 16 May 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995

Page 9 of 10

20.   WAIVER OF RIGHTS

      The failure of Buyer or Seller to assert any right or remedy upon the breach of any provision of this Agreement shall not be deemed to be a waiver of any present or future right hereunder, unless said waiver is made in writing by an authorized representative of the party.

21.   SEVERABILITY OF AGREEMENT

      If any clause, paragraph or provision of this Agreement is held to be illegal, invalid or unenforceable by any court of competent jurisdiction, such clause, paragraph or provision shall be deemed severed from the Agreement and shall not affect the validity of the remaining provisions of the Agreement.

22.   GOVERNING LAW

      This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

23.   DISPUTES AND ARBITRATION

      Any controversy or claim arising out of or relating to this Agreement, including the construction, application and termination of this Agreement which cannot be amicably resolved between the parties, shall be settled by mandatory arbitration in accordance with the rules of the American Arbitration Association ("AAA"). The arbitration shall be held in Chicago and conducted by a panel of three neutral arbitrators each of whom is knowledgeable of the wireless industry and is appointed in accordance with AAA rules. The parties acknowledge that the decision of the panel shall be final and binding with respect to findings of both law and fact, and shall not be appealable to any court in any jurisdiction. The cost of any arbitration shall be allocated by the panel.

24.   ENTIRE AGREEMENT

      This Agreement contains the entire understanding of the parties and supersedes all previous oral and written communications, agreements and understandings between the parties with respect to the subject matter herein. No change, modification or amendment of this Agreement shall be binding unless made in writing and signed by authorized representatives of both parties.

                                                 Path Tel, Inc. - 16 May 15 1995

Purchase Agreement
between Andrew Corporation
and Path Tel, Inc.
May 1995
Page 10 of 10


IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate through their authorized corporate representatives.

ANDREW  CORPORATION                             PATH TEL, INC.


/s/ William R. Currer                           /s/ David Schaeffer
------------------------------                  ------------------------------
Signature                                       Signature

William R. Currer                               David Schaeffer
------------------------------                  ------------------------------
Name                                            Name

Vice President Andrew Systems                   President
------------------------------                  ------------------------------
Title                                           Title

7-25-95                                         5/18/95
------------------------------                  ------------------------------
Date                                            Date

                                                    Path Tel, Inc. - 16 May 1995

                                  Amendment One
                          To Purchase Agreement between
                      Andrew Corporation and Path Tel, Inc.
                             Dated 16 September 1996

Whereas, Andrew Corporation and Path Tel, Inc. entered into a Purchase Agreement on 1 July 1995; and

Whereas, Andrew Corporation and Path Tel, Inc. desire to amend such Agreement to reflect the name change of Path Tel, Inc. to Path Net Incorporated and to revise the Discount Schedule, Exhibit B of the Agreement;

Now, Therefore, Andrew Corporation and Path Tel, Inc. agree as follows:

1. Replace the Discount Schedule, Exhibit B of the Agreement, with the attached Discount Schedule whenever products are purchased for 2 Ghz relocation projects.

2. Change name of the Buyer in the Agreement from Path Tel, Inc. to Path Net Incorporated, a Delaware Corporation.

3. All other items of the Agreement remain unchanged.

In witness whereof, the parties hereto have executed this Amendment One as of the date indicated below.

ANDREW CORPORATION                                            PATH TEL, INC.


Signed                                          Signed /s/ David Schaeffer
      ------------------------                        ------------------------
Name                                            Name
      ------------------------                        ------------------------
Title                                           Title
      ------------------------                        ------------------------
Date                                            Date
      ------------------------                        ------------------------

                                                PATH NET INCORPORATED


                                                Signed /s/ David Schaeffer
                                                      ------------------------
                                                Name
                                                      ------------------------
                                                Title
                                                      ------------------------
                                                Date
                                                      ------------------------

                                  Amendment Two
                          To Purchase Agreement between
                      Andrew Corporation and Path Tel, Inc.
                                Dated 1 July 1995

Whereas, Andrew Corporation and Path Tel, Inc. entered into a Purchase Agreement on 1 July 1995; and

Whereas, Andrew Corporation and Path Tel, Inc. desire to amend such Agreement by revising the Discount Schedule, Exhibit B of the Agreement;

Now, Therefore, Andrew Corporation and Path Tel, Inc. agree as follows:

1. Replace Section 3A of the Agreement with the following effective July 1, 1997. The purchase price of all standard Products sold under this Agreement are the prices set forth in the then-current Andrew Price List attached hereto as Exhibit A-l, less the applicable discount set forth in the Discount Schedule in Exhibit B. The initial discount is based on a forecast of the total "Net Volume" of Product orders projected to be issued by Buyer plus Kits and other specially preconfigured or otherwise readily identifiable products ordered by Incumbents, and accepted and paid for during an average year during the next three years of this Agreement beginning 1 July 1997 (assumes that Agreement shall be extended two additional years by Buyer according to Section 14). "Net Volume" shall mean the total price of standard and non-standard Product orders, less freight charges, taxes and insurance costs, that Buyer purchases from Seller including any Kits and other specially preconfigured or otherwise readily identifiable Products that Incumbents purchase from Seller.

The three year forecast shall be broken down into semi-annual periods. This forecast shall be updated semi-annually in a separate letter signed by a corporate officer of Buyer and shall be reviewed with the Seller. In the event Seller makes a reasonable determination that the three year forecast will not be achieved, Seller shall have the right, upon sixty (60) days written notice to Buyer, to adjust the Discount Schedule accordingly.

2. Replace the Discount Schedule, Exhibit B of the Agreement, with the attached Discount Schedule, effective 1 July 1997, whenever products are purchased for 2 Ghz relocation projects.

3. Delete the old ValuLine(R) Antenna Price List, Exhibit A-2. It is now included in Exhibit A-l.

4. All other items of the Agreement remain unchanged.

In witness whereof, the parties hereto have executed this Amendment One as of the date indicated below.

ANDREW CORPORATION                              PATH NET INCORPORATED


/s/ Donn R. Peterson                            /s/ David Schaeffer
------------------------------                  ------------------------------
Signature                                       Signature

Donn Peterson                                   David Schaeffer
------------------------------                  ------------------------------
Name                                            Name

Business Unit Manager                           President & CEO
------------------------------                  ------------------------------
Title                                           Title

3 July 1997                                     7/7/97
------------------------------                  ------------------------------
Date                                            Date